Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

Contact:	Donald D. Destino
Executive Vice President
Corporate Development and Investor Relations
Relations
Phone:	310-887-8521

FOR IMMEDIATE RELEASE	July 17, 2018

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE SECOND QUARTER 2018

Highlights

•                  Net Earnings of $115.7 Million, or $0.92 Per Diluted Share

•                  Tax Equivalent Net Interest Margin of 5.18%

•                  New Loan and Lease Production of $1.3 Billion; $430 Million of Net Loan Growth

•                  Core Deposits at 87% of Total Deposits

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the second quarter of 2018 of $115.7 million, or $0.92 per diluted share, compared to net earnings for the first quarter of 2018 of $118.3 million, or $0.93 per diluted share.  The decrease in net earnings from the prior quarter was due primarily to a higher provision for credit losses offset partially by higher net interest income and higher noninterest income.

The provision for credit losses increased by $13.5 million in the second quarter of 2018 compared to the first quarter of 2018 due mainly to higher net charge-offs.  Net interest income increased by $5.8 million in the second quarter of 2018 due mostly to a higher yield on average loans and leases and one more day in the current quarter, partially offset by an increase in the cost of average total deposits and borrowings.

Matt Wagner, President and CEO, commented, “While the credit provision was higher than expected, we were pleased with the increase in loan and lease production and net loan growth in the second quarter.  The second quarter efficiency ratio improved to 39.8% as a result of higher revenues combined with lower operating expenses. Our second quarter results produced a return on assets of 1.93% and a return on tangible equity of 20.98%.”

Mr. Wagner continued, “Our second quarter tax equivalent NIM increased by seven basis points to 5.18%. While the NIM benefitted from the repricing of variable-rate loans and higher recapture of nonaccrual interest, this was partially offset by higher rates on deposits and higher balances and rates on borrowings.  The growth in loans outstanding and unfunded commitments during the quarter should be a catalyst for increased interest income in the second half of the year.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Six Months Ended
	June 30,	March 31,	Increase	June 30,		Increase
Financial Highlights	2018	2018	(Decrease)	2018	2017	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings	$115,735	$118,276	$(2,541)	$234,011	$172,315	$61,696
Diluted earnings per share	$0.92	$0.93	$(0.01)	$1.85	$1.42	$0.43
Return on average assets	1.93%	1.99%	(0.06)	1.96%	1.59%	0.37
Return on average tangible equity (1)	20.98%	21.08%	(0.10)	21.03%	15.00%	6.03

Net interest margin (“NIM”) (tax equivalent)	5.18%	5.11%	0.07	5.15%	5.19%	(0.04)
Yield on average loans and leases (tax equivalent)	6.30%	6.11%	0.19	6.21%	6.01%	0.20
Cost of average total deposits	0.37%	0.31%	0.06	0.34%	0.23%	0.11
Efficiency ratio	39.8%	41.7%	(1.9)	40.7%	40.8%	(0.1)

Total assets	$24,529,557	$24,149,330	$380,227	$24,529,557	$22,246,877	$2,282,680
Loans and leases held for investment, net of deferred fees	$16,885,192	$16,455,285	$429,907	$16,885,192	$15,543,457	$1,341,735
Noninterest-bearing deposits	$8,126,153	$8,232,140	$(105,987)	$8,126,153	$6,701,039	$1,425,114
Core deposits	$15,586,238	$15,661,529	$(75,291)	$15,586,238	$13,217,574	$2,368,664
Total deposits	$17,929,192	$18,078,788	$(149,596)	$17,929,192	$16,874,977	$1,054,215

Noninterest-bearing deposits as percentage of total deposits	45%	46%	(1)	45%	40%	5
Core deposits as percentage of total deposits	87%	87%	—	87%	78%	9

Equity to assets ratio	19.48%	20.16%	(0.68)	19.48%	20.50%	(1.02)
Tangible common equity ratio (1)	9.86%	10.43%	(0.57)	9.86%	11.75%	(1.89)
Book value per share	$38.36	$38.47	$(0.11)	$38.36	$37.55	$0.81
Tangible book value per share (1)	$17.35	$17.75	$(0.40)	$17.35	$19.40	$(2.05)

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $5.8 million to $262.3 million for the second quarter of 2018 compared to $256.5 million for the first quarter of 2018 due mainly to a higher yield on average loans and leases and one additional day in the second quarter.  The tax equivalent yield on average loans and leases was 6.30% for the second quarter of 2018 compared to 6.11% for the first quarter of 2018. The increase in the yield on average loans and leases was due principally to higher coupon interest (15 basis points) and higher recapture of nonaccrual interest (four basis points).

The tax equivalent NIM was 5.18% for the second quarter of 2018 compared to 5.11% for the first quarter of 2018.  The increase in the NIM was due mainly to the higher yield on average loans and leases resulting from higher loan coupon interest and higher recapture of nonaccrual interest, which was partially offset by an increase of six basis points in the cost of average total deposits.

The cost of average total deposits increased to 0.37% for the second quarter of 2018 from 0.31% for the first quarter of 2018 due to higher rates paid for non-core deposits and pricing adjustments for select customers in light of recent market rate increases and the competitive market environment.

Provision for Credit Losses

A provision for credit losses of $17.5 million was recorded in the second quarter of 2018 compared to $4.0 million in the first quarter of 2018, which benefitted from higher than normal recoveries of $7.2 million.  The higher provision for the second quarter of 2018 was due mainly to higher net charge-offs. The allowance for credit losses as a percentage of loans and leases held for investment decreased to 0.99% at June 30, 2018 from 1.02% at March 31, 2018.

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Provision for Credit Losses	2018	2018	(Decrease)
	(In thousands)
Addition to (reduction in) allowance for loan and lease losses	$15,000	$(226)	$15,226
Addition to (reduction in) reserve for unfunded loan commitments	2,500	4,226	(1,726)
Total provision for credit losses	$17,500	$4,000	$13,500

Noninterest Income

Noninterest income increased by $1.1 million to $39.6 million for the second quarter of 2018 compared to $38.6 million for the first quarter of 2018 due mainly to increases in all income categories except for the gain on sale of securities and the gain on sale of loans and leases, as sale activities were minimal in the second quarter.  The significant increase in other income was attributable to $7.5 million of gains on early lease terminations.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2018	2018	(Decrease)
	(In thousands)
Service charges on deposit accounts	$4,265	$4,174	$91
Other commissions and fees	11,767	10,265	1,502
Leased equipment income	9,790	9,587	203
Gain on sale of loans and leases	106	4,569	(4,463)
Gain on sale of securities	253	6,311	(6,058)
Other income:
Dividends and gains on equity investments	1,992	251	1,741
Warrant income	1,225	248	977
Other	10,240	3,154	7,086
Total noninterest income	$39,638	$38,559	$1,079

Noninterest Expense

Noninterest expense decreased by $0.9 million to $126.4 million for the second quarter of 2018 compared to $127.4 million for the first quarter of 2018 attributable primarily to a $1.1 million decrease in compensation expense due mainly to lower payroll taxes.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2018	2018	(Decrease)
	(In thousands)
Compensation	$69,913	$71,023	$(1,110)
Occupancy	13,575	13,223	352
Data processing	6,896	6,659	237
Other professional services	5,257	4,439	818
Insurance and assessments	5,330	5,727	(397)
Intangible asset amortization	5,587	6,346	(759)
Leased equipment depreciation	5,237	5,375	(138)
Foreclosed assets income, net	(61)	(122)	61
Loan expense	3,058	2,271	787
Other	11,657	12,454	(797)
Total noninterest expense	$126,449	$127,395	$(946)

Income Taxes

The overall effective income tax rate was 26.8% for the second quarter of 2018 and 27.7% for the first quarter of 2018.  The effective tax rate for the full year 2018 is estimated to be approximately 28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Loans and leases held for investment, net of deferred fees, increased by $429.9 million in the second quarter of 2018 to $16.9 billion at June 30, 2018.  The net increase was driven mainly by new production of $1.3 billion and disbursements of $1.2 billion, offset partially by payoffs of $1.2 billion, paydowns of $829.1 million, and sales of $27.8 million.

The following table presents a roll forward of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months		Six Months
	Ended		Ended
Loans and Leases	June 30,	March 31,	June 30,
Held for Investment Roll Forward (1)	2018	2018	2018
	(Dollars in thousands)
Balance, beginning of period	$16,455,285	$16,972,743	$16,972,743
New production	1,256,559	744,918	2,001,477
Existing loans and leases:
Payoffs	(1,154,400)	(930,973)	(2,085,373)
Paydowns	(829,119)	(936,002)	(1,765,121)
Disbursements	1,203,940	747,376	1,951,316
Sales	(27,779)	(130,624)	(158,403)
Transfers to foreclosed assets	(1,059)	—	(1,059)
Charge-offs	(18,235)	(12,153)	(30,388)
Balance, end of period	$16,885,192	$16,455,285	$16,885,192

Weighted average rate on new production (2)	5.00%	5.36%	5.13%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 31 basis points to loan yields in 2018.

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	June 30,	March 31,	December 31,	June 30,
Loan and Lease Portfolio	2018	2018	2017	2017
	(In thousands)
Real estate mortgage:
Commercial	$5,010,680	$5,033,006	$5,385,740	$4,418,463
Residential	2,555,695	2,521,237	2,466,894	1,719,269
Total real estate mortgage	7,566,375	7,554,243	7,852,634	6,137,732
Real estate construction and land:
Commercial	831,462	789,892	769,075	691,828
Residential	1,042,564	887,110	822,154	473,282
Total real estate construction and land	1,874,026	1,677,002	1,591,229	1,165,110
Total real estate	9,440,401	9,231,245	9,443,863	7,302,842
Commercial:
Asset-based	3,184,300	2,957,890	2,924,950	2,655,762
Venture capital	2,008,205	1,920,643	2,122,735	2,001,427
Other commercial	1,873,607	1,947,590	2,071,394	3,184,957
Total commercial	7,066,112	6,826,123	7,119,079	7,842,146
Consumer	378,679	397,917	409,801	398,469
Total loans and leases held for investment, net of deferred fees (1)	$16,885,192	$16,455,285	$16,972,743	$15,543,457

Total unfunded loan commitments	$6,429,587	$6,352,803	$6,234,061	$4,926,743

(1) Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017 and June 30, 2017.

Allowance for Credit Losses

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended June 30, 2018
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$134,275	$32,861	$167,136
Charge-offs	(18,235)	—	(18,235)
Recoveries	1,099	—	1,099
Net charge-offs	(17,136)	—	(17,136)
Provision	15,000	2,500	17,500
Ending balance	$132,139	$35,361	$167,500

	Three Months Ended March 31, 2018
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$139,456	$28,635	$168,091
Charge-offs	(12,153)	—	(12,153)
Recoveries	7,198	—	7,198
Net charge-offs	(4,955)	—	(4,955)
Provision	(226)	4,226	4,000
Ending balance	$134,275	$32,861	$167,136

Gross charge-offs for the second quarter of 2018 were $18.2 million and included $6.1 million for venture capital loans, $4.7 million for real estate mortgage loans, $4.4 million for other commercial loans and $2.9 million for asset-based loans. Gross charge-offs for the first quarter of 2018 were $12.2 million and included $6.8 million for other commercial loans, $2.6 million for real estate mortgage loans, and $2.3 million for venture capital loans.  Four loans accounted for $14.2 million or 78 percent of the gross charge-offs in the second quarter of 2018. Recoveries in the second quarter of 2018 were $1.1 million and included $0.8 million for other commercial loans. Recoveries for the first quarter of 2018 were $7.2 million and included $4.6 million for venture capital loans.

The annualized ratio of net charge-offs to average loans was 0.41% for the second quarter of 2018 and 0.12% for the first quarter of 2018.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	June 30,
Deposit Category	2018	2018	2017	2017
	(Dollars in thousands)
Noninterest-bearing demand deposits	$8,126,153	$8,232,140	$8,508,044	$6,701,039
Interest checking deposits	2,184,785	2,076,152	2,226,885	1,762,016
Money market deposits	4,631,658	4,676,734	4,511,730	4,033,471
Savings deposits	643,642	676,503	690,353	721,048
Total core deposits	15,586,238	15,661,529	15,937,012	13,217,574
Non-core non-maturity deposits	607,388	585,399	863,202	1,329,324
Total non-maturity deposits	16,193,626	16,246,928	16,800,214	14,546,898
Time deposits $250,000 and under	1,394,117	1,482,118	1,709,980	1,940,872
Time deposits over $250,000	341,449	349,742	355,342	387,207
Total time deposits	1,735,566	1,831,860	2,065,322	2,328,079
Total deposits	$17,929,192	$18,078,788	$18,865,536	$16,874,977

Noninterest-bearing demand deposits as percentage of total deposits	45%	46%	45%	40%
Core deposits as percentage of total deposits	87%	87%	85%	78%

At June 30, 2018, core deposits totaled $15.6 billion, or 87% of total deposits, including $8.1 billion of noninterest-bearing demand deposits, or 45% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at June 30, 2018 were $2.5 billion, of which $1.7 billion was managed by S1AM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,	Increase
Credit Quality Metrics	2018	2018	(Decrease)
	(Dollars in thousands)
Nonaccrual loans and leases held for investment (1)	$113,745	$103,725	$10,020
Accruing loan contractually past due 90 days or more	—	500	(500)
Foreclosed assets, net	2,231	1,236	995
Total nonperforming assets	$115,976	$105,461	$10,515

Nonaccrual loans and leases held for investment (1)	$113,745	$103,725	$10,020
Performing troubled debt restructured loans held for investment	58,148	60,173	(2,025)
Total impaired loans and leases	$171,893	$163,898	$7,995

Pass	$16,142,052	$15,832,127	$309,925
Special mention	506,848	415,116	91,732
Classified	236,292	208,042	28,250
Total loans and leases held for investment, net of deferred fees	$16,885,192	$16,455,285	$429,907

Allowance for credit losses	$167,500	$167,136	$364
Provision for credit losses (for the quarter)	$17,500	$4,000	$13,500
Net charge-offs (for the quarter)	$17,136	$4,955	$12,181
Net charge-offs to average loans and leases (for the quarter)	0.41%	0.12%
Allowance for credit losses to loans and leases held for investment	0.99%	1.02%
Allowance for credit losses to nonaccrual loans and leases held for investment	147.3%	161.1%
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.67%	0.63%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.69%	0.64%
Classified loans and leases held for investment to loans and leases held for investment	1.40%	1.26%

(1) Nonaccrual loans include guaranteed amounts of $13.5 million and $13.4 million at June 30, 2018 and March 31, 2018.

Nonaccrual loans and leases increased by $10.0 million in the second quarter primarily due to a $14.0 million increase in nonaccrual commercial real estate loans and a $10.5 million increase in nonaccrual residential construction loans, partially offset by a $15.7 million decrease in nonaccrual other commercial loans. Classified loans and leases increased by $28.3 million in the second quarter primarily due to a $26.4 million increase in classified commercial real estate loans, a $22.9 million increase in classified venture capital loans, and a $10.5 million increase in classified residential construction loans, partially offset by a $16.0 million decrease in classified other commercial loans and a $14.5 million decrease in classified asset-based loans.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	June 30, 2018		March 31, 2018		30-89 Days Past Due
		% of		% of	June 30,	March 31,
		Loan		Loan	2018	2018
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$33,105	0.7%	$19,116	0.4%	$2,620	$23,505
Residential	3,527	0.1%	5,225	0.2%	2,983	708
Total real estate mortgage	36,632	0.5%	24,341	0.3%	5,603	24,213
Real estate construction and land:
Commercial	—	0.0%	—	0.0%	—	—
Residential	10,450	1.0%	—	0.0%	5,969	2,605
Total real estate construction and land	10,450	0.6%	—	0.0%	5,969	2,605
Commercial:
Asset-based	29,677	0.9%	32,838	1.1%	—	—
Venture capital	27,940	1.4%	21,861	1.1%	—	—
Other commercial	8,782	0.5%	24,434	1.3%	230	663
Total commercial	66,399	0.9%	79,133	1.2%	230	663
Consumer	264	0.1%	251	0.1%	75	1,000
Total held for investment	$113,745	0.7%	$103,725	0.6%	$11,877	$28,481

STOCK REPURCHASE PROGRAM

During the second quarter of 2018, we repurchased 2,286,881 shares at an average price of $53.36 and a total cost of $122.0 million.  At June 30, 2018, the remaining amount that could be used to repurchase shares under the $350 million Stock Repurchase Program was $174.7 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $24 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Our Community Banking group provides lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices. We offer additional products and services through our National Lending and Venture Banking business groups. National Lending provides asset-based, equipment, real estate and security cash flow loans and treasury management services to established middle-market businesses on a national basis. Venture Banking offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts such as our future effective tax rate. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	December 31,
	2018	2018	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$245,998	$235,061	$233,215
Interest-earning deposits in financial institutions	205,567	312,735	165,222
Total cash and cash equivalents	451,565	547,796	398,437

Securities available-for-sale, at estimated fair value	3,857,788	3,801,986	3,774,431
Federal Home Loan Bank stock, at cost	26,271	17,250	20,790
Total investment securities	3,884,059	3,819,236	3,795,221

Loans held for sale	—	—	481,100

Gross loans and leases held for investment	16,947,502	16,516,627	17,032,221
Deferred fees, net	(62,310)	(61,342)	(59,478)
Loans and leases held for investment, net of deferred fees	16,885,192	16,455,285	16,972,743
Allowance for loan and lease losses	(132,139)	(134,275)	(139,456)
Total loans and leases held for investment, net	16,753,053	16,321,010	16,833,287

Equipment leased to others under operating leases	266,576	280,648	284,631
Premises and equipment, net	34,513	33,686	31,852
Foreclosed assets, net	2,231	1,236	1,329
Deferred tax asset, net	25,551	12,584	—
Goodwill	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	67,693	73,280	79,626
Other assets	495,646	511,184	540,723
Total assets	$24,529,557	$24,149,330	$24,994,876

LIABILITIES:
Noninterest-bearing deposits	$8,126,153	$8,232,140	$8,508,044
Interest-bearing deposits	9,803,039	9,846,648	10,357,492
Total deposits	17,929,192	18,078,788	18,865,536
Borrowings	1,187,226	575,284	467,342
Subordinated debentures	451,878	452,223	462,437
Accrued interest payable and other liabilities	183,302	175,545	221,963
Total liabilities	19,751,598	19,281,840	20,017,278
STOCKHOLDERS’ EQUITY (1)	4,777,959	4,867,490	4,977,598
Total liabilities and stockholders’ equity	$24,529,557	$24,149,330	$24,994,876

Book value per share	$38.36	$38.47	$38.65
Tangible book value per share (2)	$17.35	$17.75	$18.24
Shares outstanding	124,567,950	126,537,871	128,782,878

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(22,340)	$(11,936)	$31,171
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$260,300	$251,085	$234,618	$511,385	$458,796
Investment securities	27,730	26,138	24,689	53,868	47,728
Deposits in financial institutions	484	552	237	1,036	429
Total interest income	288,514	277,775	259,544	566,289	506,953

Interest expense:
Deposits	16,367	13,818	10,205	30,185	18,582
Borrowings	2,649	920	1,066	3,569	2,084
Subordinated debentures	7,166	6,537	5,800	13,703	11,362
Total interest expense	26,182	21,275	17,071	47,457	32,028

Net interest income	262,332	256,500	242,473	518,832	474,925
Provision for credit losses	17,500	4,000	11,499	21,500	36,227
Net interest income after provision for credit losses	244,832	252,500	230,974	497,332	438,698

Noninterest income:
Service charges on deposit accounts	4,265	4,174	3,510	8,439	7,268
Other commissions and fees	11,767	10,265	10,583	22,032	20,973
Leased equipment income	9,790	9,587	11,635	19,377	21,110
Gain on sale of loans and leases	106	4,569	649	4,675	1,361
Gain on sale of securities	253	6,311	1,651	6,564	1,552
Other income	13,457	3,653	7,254	17,110	18,132
Total noninterest income	39,638	38,559	35,282	78,197	70,396

Noninterest expense:
Compensation	69,913	71,023	65,288	140,936	130,168
Occupancy	13,575	13,223	11,811	26,798	23,419
Data processing	6,896	6,659	6,337	13,555	13,352
Other professional services	5,257	4,439	3,976	9,696	7,354
Insurance and assessments	5,330	5,727	4,856	11,057	9,647
Intangible asset amortization	5,587	6,346	3,065	11,933	6,129
Leased equipment depreciation	5,237	5,375	5,232	10,612	10,857
Foreclosed assets income, net	(61)	(122)	(157)	(183)	(14)
Acquisition, integration and reorganization costs	—	—	1,700	—	2,200
Loan expense	3,058	2,271	3,884	5,329	7,271
Other expense	11,657	12,454	11,715	24,111	23,868
Total noninterest expense	126,449	127,395	117,707	253,844	234,251

Earnings before income taxes	158,021	163,664	148,549	321,685	274,843
Income tax expense	(42,286)	(45,388)	(54,902)	(87,674)	(102,528)
Net earnings	$115,735	$118,276	$93,647	$234,011	$172,315

Basic and diluted earnings per share	$0.92	$0.93	$0.77	$1.85	$1.42

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$115,735	$118,276	$93,647	$234,011	$172,315
Less: earnings allocated to unvested restricted stock (1)	(1,348)	(1,115)	(1,080)	(2,469)	(2,082)
Net earnings allocated to common shares	$114,387	$117,161	$92,567	$231,542	$170,233

Weighted-average basic shares and unvested restricted stock outstanding	126,082	127,487	121,422	126,780	121,384
Less: weighted-average unvested restricted stock outstanding	(1,466)	(1,413)	(1,455)	(1,439)	(1,479)
Weighted-average basic shares outstanding	124,616	126,074	119,967	125,341	119,905

Basic earnings per share	$0.92	$0.93	$0.77	$1.85	$1.42

Diluted Earnings Per Share:
Net earnings allocated to common shares	$114,387	$117,161	$92,567	$231,542	$170,233

Weighted-average basic shares outstanding	124,616	126,074	119,967	125,341	119,905

Diluted earnings per share	$0.92	$0.93	$0.77	$1.85	$1.42

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$16,576,361	$260,529	6.30%	$16,682,124	$251,260	6.11%	$15,497,921	$234,618	6.07%
Investment securities (3)	3,803,590	29,967	3.16%	3,682,138	27,935	3.08%	3,436,785	29,538	3.45%
Deposits in financial institutions	112,170	484	1.73%	150,674	552	1.49%	96,087	237	0.99%
Total interest-earning assets (4)	20,492,121	290,980	5.70%	20,514,936	279,747	5.53%	19,030,793	264,393	5.57%
Other assets	3,507,516			3,556,212			2,905,809
Total assets	$23,999,637			$24,071,148			$21,936,602

Liabilities and Stockholders’ Equity:
Interest checking	$2,243,767	3,932	0.70%	$2,311,988	3,050	0.54%	$1,709,699	1,697	0.40%
Money market	5,013,119	8,072	0.65%	5,038,119	6,812	0.55%	4,907,865	4,993	0.41%
Savings	656,310	245	0.15%	685,173	258	0.15%	708,389	296	0.17%
Time	1,790,415	4,118	0.92%	1,923,963	3,698	0.78%	2,366,399	3,219	0.55%
Total interest-bearing deposits	9,703,611	16,367	0.68%	9,959,243	13,818	0.56%	9,692,352	10,205	0.42%
Borrowings	549,665	2,649	1.93%	239,293	920	1.56%	457,774	1,066	0.93%
Subordinated debentures	451,973	7,166	6.36%	461,648	6,537	5.74%	443,756	5,800	5.24%
Total interest-bearing liabilities	10,705,249	26,182	0.98%	10,660,184	21,275	0.81%	10,593,882	17,071	0.65%
Noninterest-bearing demand deposits	8,253,413			8,311,104			6,646,349
Other liabilities	208,495			198,653			151,095
Total liabilities	19,167,157			19,169,941			17,391,326
Stockholders’ equity	4,832,480			4,901,207			4,545,276
Total liabilities and stockholders’ equity	$23,999,637			$24,071,148			$21,936,602
Net interest income (4)		$264,798			$258,472			$247,322
Net interest spread (4)			4.72%			4.72%			4.92%
Net interest margin (4)			5.18%			5.11%			5.21%

Total deposits (5)	$17,957,024	$16,367	0.37%	$18,270,347	$13,818	0.31%	$16,338,701	$10,205	0.25%
Funding sources (6)	$18,958,662	$26,182	0.55%	$18,971,288	$21,275	0.45%	$17,240,231	$17,071	0.40%

(1) Starting with the third quarter of 2017, includes tax-equivalent adjustments related to tax-exempt interest on loans.

(2) Includes discount accretion on acquired loans of $8.7 million, $7.6 million, and $7.5 million for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively.

(3) Includes tax-equivalent adjustments of $2.1 million, $1.8 million, and $4.9 million for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017 related to tax-exempt income on municipal securities.  The federal statutory tax-rate utilized was 21% for the 2018 periods and 35% for the 2017 period.

(4) Tax equivalent.

(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$245,998	$235,061	$233,215	$147,579	$180,330
Interest-earning deposits in financial institutions	205,567	312,735	165,222	122,439	107,150
Total cash and cash equivalents	451,565	547,796	398,437	270,018	287,480

Securities available-for-sale	3,857,788	3,801,986	3,774,431	3,532,230	3,474,560
Federal Home Loan Bank stock	26,271	17,250	20,790	17,250	22,059
Total investment securities	3,884,059	3,819,236	3,795,221	3,549,480	3,496,619

Loans held for sale	—	—	481,100	—	175,158

Gross loans and leases held for investment	16,947,502	16,516,627	17,032,221	15,756,285	15,609,180
Deferred fees, net	(62,310)	(61,342)	(59,478)	(65,768)	(65,723)
Loans and leases held for investment, net of deferred fees	16,885,192	16,455,285	16,972,743	15,690,517	15,543,457
Allowance for loan and lease losses	(132,139)	(134,275)	(139,456)	(159,606)	(145,958)
Total loans and leases held for investment, net	16,753,053	16,321,010	16,833,287	15,530,911	15,397,499

Equipment leased to others under operating leases	266,576	280,648	284,631	233,866	203,212
Premises and equipment, net	34,513	33,686	31,852	28,910	29,108
Foreclosed assets, net	2,231	1,236	1,329	11,630	13,278
Deferred tax asset, net	25,551	12,584	—	65,321	70,354
Goodwill	2,548,670	2,548,670	2,548,670	2,173,949	2,173,949
Core deposit and customer relationship intangibles, net	67,693	73,280	79,626	27,188	30,237
Other assets	495,646	511,184	540,723	351,659	369,983
Total assets	$24,529,557	$24,149,330	$24,994,876	$22,242,932	$22,246,877

LIABILITIES:
Noninterest-bearing deposits	$8,126,153	$8,232,140	$8,508,044	$6,911,874	$6,701,039
Interest-bearing deposits	9,803,039	9,846,648	10,357,492	9,861,371	10,173,938
Total deposits	17,929,192	18,078,788	18,865,536	16,773,245	16,874,977
Borrowings	1,187,226	575,284	467,342	250,399	217,454
Subordinated debentures	451,878	452,223	462,437	448,126	445,743
Accrued interest payable and other liabilities	183,302	175,545	221,963	160,494	148,798
Total liabilities	19,751,598	19,281,840	20,017,278	17,632,264	17,686,972
STOCKHOLDERS’ EQUITY (1)	4,777,959	4,867,490	4,977,598	4,610,668	4,559,905
Total liabilities and stockholders’ equity	$24,529,557	$24,149,330	$24,994,876	$22,242,932	$22,246,877

Book value per share	$38.36	$38.47	$38.65	$37.96	$37.55
Tangible book value per share (2)	$17.35	$17.75	$18.24	$19.84	$19.40
Shares outstanding	124,567,950	126,537,871	128,782,878	121,449,794	121,448,321

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(22,340)	$(11,936)	$31,171	$33,613	$29,729
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$260,300	$251,085	$258,309	$235,666	$234,618
Investment securities	27,730	26,138	25,712	24,762	24,689
Deposits in financial institutions	484	552	576	538	237
Total interest income	288,514	277,775	284,597	260,966	259,544

Interest expense:
Deposits	16,367	13,818	14,041	13,071	10,205
Borrowings	2,649	920	1,366	188	1,066
Subordinated debentures	7,166	6,537	6,234	6,017	5,800
Total interest expense	26,182	21,275	21,641	19,276	17,071

Net interest income	262,332	256,500	262,956	241,690	242,473
Provision for credit losses	17,500	4,000	6,406	15,119	11,499
Net interest income after provision for credit losses	244,832	252,500	256,550	226,571	230,974

Noninterest income:
Service charges on deposit accounts	4,265	4,174	4,574	3,465	3,510
Other commissions and fees	11,767	10,265	10,505	9,944	10,583
Leased equipment income	9,790	9,587	8,258	8,332	11,635
Gain on sale of loans and leases	106	4,569	1,988	2,848	649
Gain (loss) on sale of securities	253	6,311	(3,329)	1,236	1,651
Other income	13,457	3,653	4,799	5,557	7,254
Total noninterest income	39,638	38,559	26,795	31,382	35,282

Noninterest expense:
Compensation	69,913	71,023	71,986	64,413	65,288
Occupancy	13,575	13,223	12,715	12,729	11,811
Data processing	6,896	6,659	6,764	6,459	6,337
Other professional services	5,257	4,439	5,786	4,213	3,976
Insurance and assessments	5,330	5,727	5,384	4,702	4,856
Intangible asset amortization	5,587	6,346	5,062	3,049	3,065
Leased equipment depreciation	5,237	5,375	5,048	4,862	5,232
Foreclosed assets (income) expense, net	(61)	(122)	(475)	2,191	(157)
Acquisition, integration and reorganization costs	—	—	16,085	1,450	1,700
Loan expense	3,058	2,271	3,140	3,421	3,884
Other expense	11,657	12,454	11,373	11,053	11,715
Total noninterest expense	126,449	127,395	142,868	118,542	117,707

Earnings before income taxes	158,021	163,664	140,477	139,411	148,549
Income tax expense	(42,286)	(45,388)	(56,440)	(37,945)	(54,902)
Net earnings	$115,735	$118,276	$84,037	$101,466	$93,647

Basic and diluted earnings per share	$0.92	$0.93	$0.66	$0.84	$0.77

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.93%	1.99%	1.34%	1.82%	1.71%
Return on average equity (1)	9.61%	9.79%	6.78%	8.77%	8.26%
Return on average tangible equity (1)(2)	20.98%	21.08%	13.75%	16.85%	16.06%

Yield on average loans and leases (1)(3)	6.30%	6.11%	5.89%	6.01%	6.07%
Yield on average interest-earning assets (1)(4)	5.70%	5.53%	5.37%	5.48%	5.57%
Cost of average total deposits (1)	0.37%	0.31%	0.30%	0.31%	0.25%
Cost of average time deposits (1)	0.92%	0.78%	0.68%	0.62%	0.55%
Cost of average interest-bearing liabilities (1)	0.98%	0.81%	0.75%	0.73%	0.65%
Cost of average funding sources (1)	0.55%	0.45%	0.44%	0.44%	0.40%
Net interest spread (1)(4)	4.72%	4.72%	4.62%	4.75%	4.92%
Net interest margin (1)(4)	5.18%	5.11%	4.97%	5.08%	5.21%

Efficiency ratio	39.8%	41.7%	41.0%	40.4%	40.3%
Noninterest expense as a percentage of average assets (1)	2.11%	2.15%	2.29%	2.12%	2.15%

Average Balances:
Loans and leases, net of deferred fees	$16,576,361	$16,682,124	$17,426,873	$15,575,030	$15,497,921
Interest-earning assets	20,492,121	20,514,936	21,414,180	19,257,441	19,030,793
Total assets	23,999,637	24,071,148	24,789,836	22,137,874	21,936,602
Noninterest-bearing deposits	8,253,413	8,311,104	8,190,134	6,858,816	6,646,349
Interest-bearing deposits	9,703,611	9,959,243	10,578,568	10,024,554	9,692,352
Total deposits	17,957,024	18,270,347	18,768,702	16,883,370	16,338,701
Borrowings and subordinated debentures	1,001,638	700,941	903,375	508,083	901,530
Interest-bearing liabilities	10,705,249	10,660,184	11,481,943	10,532,637	10,593,882
Funding sources	18,958,662	18,971,288	19,672,077	17,391,453	17,240,231
Stockholders’ equity	4,832,480	4,901,207	4,920,498	4,592,489	4,545,276

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent starting with the third quarter of 2017.

(4) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands)
Credit Quality Ratios (1):
Allowance for credit losses to loans and leases held for investment	0.99%	1.02%	0.96%	1.11%	1.03%
Allowance for credit losses to nonaccrual loans and leases held for investment	147.3%	161.1%	103.8%	110.1%	92.2%
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.67%	0.63%	0.92%	1.01%	1.12%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.69%	0.64%	0.93%	1.08%	1.20%
Nonperforming assets to total assets	0.47%	0.44%	0.63%	0.76%	0.84%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.28%	0.31%	0.40%	0.35%	0.37%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (2)	10.33%	10.66%	10.66%	12.02%	11.90%
Common equity tier 1 capital ratio (2)	10.61%	11.16%	10.91%	12.52%	12.28%
Tier 1 capital ratio (2)	10.61%	11.16%	10.91%	12.52%	12.28%
Total capital ratio (2)	13.51%	14.11%	13.75%	15.74%	15.42%
Risk-weighted assets (2)	$20,887,678	$20,523,487	$21,657,591	$19,086,798	$19,084,823

Equity to assets ratio	19.48%	20.16%	19.91%	20.73%	20.50%
Tangible common equity ratio (3)	9.86%	10.43%	10.50%	12.02%	11.75%
Book value per share	$38.36	$38.47	$38.65	$37.96	$37.55
Tangible book value per share (3)	$17.35	$17.75	$18.24	$19.84	$19.40

Pacific Western Bank Capital:
Tier 1 leverage ratio (2)	11.11%	11.33%	11.75%	11.46%	11.41%
Common equity tier 1 capital ratio (2)	11.40%	11.86%	11.91%	11.95%	11.79%
Tier 1 capital ratio (2)	11.40%	11.86%	11.91%	11.95%	11.79%
Total capital ratio (2)	12.21%	12.67%	12.69%	12.89%	12.66%

(1) Ratios related to 2018 periods are for total loans and leases.  Ratios related to 2017 periods are for Non-PCI loans and leases.

(2) Capital information for June 30, 2018 is preliminary.

(3) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Return on Average Tangible Equity	2018	2018	2017	2018	2017
	(Dollars in thousands)
Net earnings	$115,735	$118,276	$93,647	$234,011	$172,315

Average stockholders’ equity	$4,832,480	$4,901,207	$4,545,276	$4,866,654	$4,524,591
Less: Average intangible assets	2,619,351	2,625,593	2,205,814	2,622,455	2,207,454
Average tangible common equity	$2,213,129	$2,275,614	$2,339,462	$2,244,199	$2,317,137

Return on average equity (1)	9.61%	9.79%	8.26%	9.70%	7.68%
Return on average tangible equity (2)	20.98%	21.08%	16.06%	21.03%	15.00%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	June 30,	March 31,	December 31,	September 30,	June 30,
Tangible Book Value Per Share	2018	2018	2017	2017	2017
	(Dollars in thousands, except per share data)
Stockholders’ equity	$4,777,959	$4,867,490	$4,977,598	$4,610,668	$4,559,905
Less: Intangible assets	2,616,363	2,621,950	2,628,296	2,201,137	2,204,186
Tangible common equity	$2,161,596	$2,245,540	$2,349,302	$2,409,531	$2,355,719

Total assets	$24,529,557	$24,149,330	$24,994,876	$22,242,932	$22,246,877
Less: Intangible assets	2,616,363	2,621,950	2,628,296	2,201,137	2,204,186
Tangible assets	$21,913,194	$21,527,380	$22,366,580	$20,041,795	$20,042,691

Equity to assets ratio	19.48%	20.16%	19.91%	20.73%	20.50%
Tangible common equity ratio (1)	9.86%	10.43%	10.50%	12.02%	11.75%

Book value per share	$38.36	$38.47	$38.65	$37.96	$37.55
Tangible book value per share (2)	$17.35	$17.75	$18.24	$19.84	$19.40
Shares outstanding	124,567,950	126,537,871	128,782,878	121,449,794	121,448,321

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.